Exhibit 5.1

July 7, 2026

Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000, P.O. Box 53
Optimi Health Corp. 269 David Brown Way, Princeton, British Columbia V0X 1W0 Canada	Toronto, Ontario M5K 1E7 Canada F: +1 416.216.3930 nortonrosefulbright.com

Re: Registration Statement of Optimi Health Corp. on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Optimi Health Corp. (the “Company”), a company existing under the provincial laws of British Columbia, in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the United States Securities and Exchange Commission (the “SEC”), of up to an aggregate of 483,883 common shares in the capital of the Company, no par value (the “Plan Shares”), which are issuable by the Company with respect to the exercise of options and other awards that have been granted or may be granted pursuant to the Company’s equity incentive plan dated October 9, 2020 (as may be amended from time to time, the “Plan”).

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including: (a) the Registration Statement and the Plan; (b) the articles and notice of articles of the Company; (c) certain resolutions of the Company’s board of directors; (d) certain resolutions of the Company’s shareholders; and (e) a Certificate of Good Standing dated July 2, 2026 issued by the Registrar of Companies in British Columbia.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Certificate of Good Standing referred to above will continue to be accurate as at the date of issuance of any Plan Shares issued under the Registration Statement.

The opinion set forth below is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion set forth below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion as to whether the Registration Statement contains full, true and plain disclosure of all material facts relating to the Plan or the Plan Shares issuable thereunder or any other matters for the purposes of the Securities Act (British Columbia); and (v) where our opinion below refers to the Plan Shares as being “fully paid and non-assessable,” such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided, and we express no opinion with respect to the adequacy of any consideration received.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that upon issuance and delivery of and payment for such Plan Shares in accordance with the terms and conditions of the Plan, such Plan Shares being issued by the Company will be outstanding as validly issued, fully paid and non-assessable common shares in the share capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof, based on the laws and facts existing on the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Plan Shares.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

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